Exhibit 107

Exhibit Calculation of Filing Fee Tables

FORM S-4
(Form Type)

10X CAPITAL VENTURE ACQUISITION CORP. II
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(*)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	AFRAG PubCo Common Stock (1)(2)	457(f)(1)	11,963,697	$10.07	(3)	$120,474,428.79	(3)	0.00011020	$13,276.28	—	—	—	—
Fees to Be Paid	Equity	AFRAG PubCo warrants(1)(4)	457(f)(1)	6,884,908	$0.08	(5)	$550,792.64	(5)	0.00011020	$60.70	—	—	—	—
Fees to Be Paid	Equity	AFRAG PubCo Common Stock issuable upon exercise of AFRAG PubCo warrants(1)(6)	—	6,884,908	$11.50	(7)	$79,176,442		0.00011020	$8,725.25	—	—	—	—
Fees to Be Paid	Equity	AFRAG PubCo Common Stock (1)(8)	457(f)(2)	45,000,000	—		$1,500	(9)	0.00011020	$0.17	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—		—	—	—	—	—	—
	Total Offering Amounts									$22,062.40
	Total Fees Previously Paid									$0.00
	Net Fee Due									$22,062.40

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The number of shares of common stock, par value $0.0001 per share, of AFRAG PubCo (as defined below) (“AFRAG PubCo Common Stock”) being registered represents (i) the number of Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of 10X Capital Venture Acquisition Corp. II, a Cayman Islands exempted company (“10X II”), including the Class A ordinary shares that were included in the units issued in 10X II’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-253867) (the “IPO Registration Statement”) and offered by 10X II in the IPO (the “10X II public shares”) and after giving effect to the Extension Redemption (as defined in the proxy statement/prospectus), (ii) the number of Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), of 10X II that were initially issued in a private placement prior to the IPO to 10X Capital SPAC Sponsor II, LLC and remain outstanding, and (iii) the number of Class A ordinary shares underlying the private placement units purchased in a private placement that closed simultaneously with the IPO (the “10X II private placement shares”). In connection with the Domestication (as defined below), at least one day prior to the Closing Date (as defined in the proxy statement/prospectus): (i) each issued and outstanding Class A ordinary share of 10X II, including the 10X II public shares and the 10X II private placement shares, will convert, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of Class A common stock, par value $0.0001 per share, of AFRAG PubCo (the “AFRAG PubCo Class A Common Stock”) and (ii) each issued and outstanding Class B ordinary share of 10X II will convert, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of Class B common stock, par value $0.0001 per share, of AFRAG PubCo (the “AFRAG PubCo Class B Common Stock”). At Closing (as defined in the proxy statement/prospectus), (i) each share of AFRAG PubCo Class A Common Stock shall automatically convert, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of AFRAG PubCo Common Stock and (ii) each share of AFRAG Class B Common Stock shall automatically convert, on a one-for-one basis, into a share of AFRAG PubCo Common Stock.

(3)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Stock Market LLC (“Nasdaq”) on January 17, 2023 ($10.07 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)	The number of warrants being registered represents (i) the public warrants that were sold as part of the units in the IPO or acquired in the secondary market (the “10X II public warrants”), each whole 10X II public warrant representing the right to purchase one Class A ordinary share at an exercise price of $11.50 per share and (ii) the warrants underlying the private placement units that were purchased in a private placement that closed concurrently with the IPO (the “10X II private placement warrants” and, together with 10X II public warrants, the “10X II warrants”), each 10X II private placement warrant representing the right to purchase one Class A ordinary share at an exercise price of $11.50 per share. In connection with the Domestication, each issued and outstanding 10X II warrant will automatically represent the right to purchase one share of AFRAG PubCo Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the warrant agreement, dated August 10, 2021, between 10X II and Continental Stock Transfer & Trust Company (the “AFRAG PubCo warrants”).

(5)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of 10X II public warrants on Nasdaq on January 17, 2023 ($0.08 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC).

(6)	The number of shares of AFRAG PubCo Common Stock being registered represents shares of AFRAG PubCo Common Stock issuable upon the exercise of the AFRAG PubCo warrants.

(7)	Represents the exercise price of the AFRAG PubCo warrants.

(8)	The number of shares of AFRAG PubCo Common Stock being registered represents the number of shares of AFRAG PubCo Common Stock to be issued or issuable in connection with the business combination described herein (the “Business Combination”), including shares of AFRAG PubCo Common Stock to be issued at the Effective Time.

(9)	Calculated in accordance with Rule 457(f)(2) under the Securities Act. African Agriculture, Inc., a Delaware corporation (“AFRAG”) is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price for these securities is one-third of the aggregate par value per share ($0.0001) of the AFRAG securities expected to be exchanged in the Merger (as defined in the proxy statement/prospectus), including AFRAG securities issuable upon the exercise of options.

*	At least one day prior to the Closing, 10X II will change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “African Agriculture Holdings Inc.” in connection with the Domestication. As used herein, “AFRAG PubCo” refers to 10X II after giving effect to the Domestication.